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                                                                    Exhibit 10.2


                                   FIRST AMENDMENT
                                   ---------------

          FIRST AMENDMENT (this "Amendment"), dated as of August 5, 1998, among TOWN SPORTS INTERNATIONAL, INC., a New York corporation (the "Borrower"), the various lending institutions party to the Credit Agreement referred to below (the "Banks"), and BANKERS TRUST COMPANY, as administrative agent (the "Administrative Agent"). All capitalized terms used herein and not otherwise defined shall have the respective meanings provided such terms in the Credit Agreement referred to below.

                                W I T N E S S E T H :
                                -------------------

          WHEREAS, the Borrower, the Banks and the Administrative Agent are parties to an Amended and Restated Credit Agreement, dated as of October 16, 1997, (the "Credit Agreement");

          WHEREAS, the parties hereto wish to amend the Credit Agreement to increase the Total Commitment thereunder to $25,000,000; and

          NOW, THEREFORE, it is agreed that as of the First Amendment Effective Date (as defined below):

          1. ANNEX I to the Credit Agreement is hereby deleted in its entirety and replaced by ANNEX I attached hereto and made a part hereof and thereof.

          2. Section 8.10 of the Credit Agreement is hereby amended by (i) deleting Section 8.10 in its entirety and (ii) replacing it with a new Section
8.10 as set forth below:

          8.10 NET LEVERAGE RATIO. The Borrower will not permit the Net Leverage Ratio on the last day of any calendar month which day occurs during a period set forth below to be greater than the ratio set forth opposite such period below:

          Period                                                           Ratio
          ------                                                           -----

          Effective Date through  Fiscal quarter ending November 30, 1998  5:5:1
          November 30, 1998 through December 31, 1998                      5.4:1
          December 31, 1998 through January 31, 1999                       5.3:1
          January 31, 1999 through February 28, 1999                       5.2:1
          February 28, 1999 through March 31, 1999                         5.0:1


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          March 31, 1999 through April 30, 1999                       4.8:1
          April 30, 1999 through May 31, 1999                         4.6:1

          May 31, 1999 through Fiscal quarter ending August 31, 1999  4.5:1
          Fiscal quarter ending November 30, 1999                     4.2:1
          Fiscal quarter ending February 29, 2000                     4.1:1
          Fiscal quarter ending May 31, 2000                          4.0:1

          Fiscal quarter ending August 31, 2000                       3.9:1
          Fiscal quarter ending November 30, 2000                     3.85:1
          Fiscal quarter ending February 28, 20001                    3.80:1
          Each Fiscal Quarter Thereafter                              3.75:1

          3. The definition of "Consolidated EBITDAD" in Section 10 of the Credit Agreement shall be amended by adding the following proviso to the end thereof:
          "; provided that Consolidated EBITDAD shall include, on a pro forma basis for any period for the calculation thereof, EBITDAD of any Person or business acquired during such period for which the Borrower provides audited financial evidence thereof, so long as for any calculation of Consolidated EBITDAD, (x) no more than 15% of such amount shall be included as a result of this proviso and (y) no more than $5 million shall be included as a result of this proviso."

          4. In order to induce the Banks to enter into this First Amendment, the Borrower hereby represents and warrants that on the First Amendment Effective Date, both before and after giving effect to this First Amendment and the transactions contemplated hereby, (1) no Default or Event of Default shall exist and (2) all of the representations and warranties contained in the Credit Documents shall be true and correct in all material respects, with the same effect as though such representations and warranties had been made on and as of the First Amendment Effective Date (it being understood that any representation or warranty made as of a specific date shall be true and correct in all material respects as of such specific date).

          5. This First Amendment is limited as specified and shall not constitute a modification, acceptance or waiver of any other provision of the Credit Agreement or any other Credit Document.

          6. This First Amendment may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which counterparts when executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. A complete set of counterparts shall be lodged with the Borrower and the Agent.

          7. THIS FIRST AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK.


                                         -2-

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          8.   This First Amendment shall become effective as of the date hereof
(the "First Amendment Effective Date") when the Borrower, the Required Banks (including each Bank whose Commitment is increased pursuant hereto) and the Administrative Agent shall have signed a copy hereof (whether the same or different copies) and shall have delivered (including by way of telecopier) the same to the Administrative Agent.


                                         -3-

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          IN WITNESS WHEREOF, each of the parties hereto has caused a counterpart of this Amendment to be duly executed and delivered as of the date first above written.

Address:                                TOWN SPORTS INTERNATIONAL, INC.

888 Seventh Avenue

Suite 1801
New York, New York  10106
Telephone: (212) 246-6700
Facsimile: (212) 246-8422

                                        By
                                           -------------------------------------
Attention:  Richard Pyle                   Title:

One Bankers Trust Plaza - 34th Floor    BANKERS TRUST COMPANY,
New York, New York  10006               Individually and as Administrative Agent
Telephone:  (212) 250-5175
Facsimile:  (212) 250-7218

                                        By
                                           -------------------------------------
Attention:  Patricia M. Hogan              Title:



565 Fifth Avenue                        BANK OF SCOTLAND
New York, New York  10017
Telephone:  (212) 450-0871
Facsimile:  (212) 557-9460

                                        By
                                           -------------------------------------
Attention:  Annie Chin Tat                 Title:


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                                                                         ANNEX I

                                     COMMITMENTS
                                     -----------


                    BANK
                    ----
                                                       COMMITMENT
                                                       ----------

Bankers Trust Company                                                $12,500,000

Bank of Scotland                                                     $12,500,000

                                                                     -----------
                                                                     $25,000,000